Exhibit 99 I-1(a)(iv)

To: BBI Holdings PLC (the “Company”)	IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT FOR REGISTRAR

IN THE MATTER OF BBI HOLDINGS PLC AND IN THE MATTER OF THE COMPANIES ACT 1985 FORM OF PROXY

For use at the Court Meeting convened for 16 January 2008
Please complete, sign and return this form to reach
BBI Holdings PLC’s registrar, no later than 10.30 am on 14 January 2008.

Shareholder Reference Number

being (a) member/members of the Company, HEREBY APPOINT the Chairman of the meeting*

* Note: If you wish to appoint another person as your proxy, strike out the words “the Chairman of the meeting” and add the name and address of your proxy in the blank space provided and initial the alteration.

as my/our proxy to act for me/us at the meeting of the holders of the BBI Scheme Shares of 2.5 pence each in the capital of the Company to be held at the offices of Berry Smith LLP on 16 January 2008 at 10.30 am or at any adjournment thereof, for the purpose of considering and, if thought fi t, approving (with or without modifi cation) the proposed Scheme of Arrangement referred to in the notice convening the meeting (the “Scheme”) and at such meeting, or any adjournment thereof, to vote for me/us and in my/our name(s) for the Scheme (either with or without modifi cation as my/our proxy may approve) or against the Scheme as indicated below.

IMPORTANT: If you wish to vote for the Scheme SIGN in the box marked “FOR”. If you wish to vote against the Scheme SIGN in the box marked “AGAINST”.

Signature	Date

Admission card for the Court Meeting

Please bring this card with you when you come to the Court Meeting on 16 January 2008 at the offi ces of Berry Smith LLP starting at 10.30 am

NOTES TO HELP YOU COMPLETE THIS FORM OF PROXY

You are requested to lodge this Form of Proxy with BBI Holdings PLC’s (the “Company’s”) registrar, Computershare Investor Services PLC, at The Pavilions, Bridgwater Road, Bristol BS13 8FB (together with any power of attorney or other authority under which it is signed, or a notarially certifi ed copy of such power or authority) not less than 48 hours before the time appointed for the meeting. If the form is not so lodged, it may be handed to the Chairman at the meeting.

Any alterations made in this Form of Proxy should be initialled by the person who signs it.

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority will be determined by the order in which the names stand in the Company’s register of members in respect of the joint holding. You are entitled to appoint another person as your proxy to exercise all or any of your rights to attend and to speak and vote at the meeting. You may appoint more than one proxy in relation to the meeting, provided that each proxy is appointed to exercise the rights to a different share. To appoint more than one proxy for each different share please request and complete an additional Form of Proxy. Additional Forms of Proxy may be obtained from the Company’s Registrar, Computershare Investor Services PLC by telephoning the BBI Shareholder Helpline on 0870 889 3213 (8.30 am to 5.30 pm GMT) Monday to Friday (excluding UK public holidays) or by telephoning from outside the UK on +44 (0)870 889 3213.

The completion of this Form of Proxy will not prevent you from attending and voting in person at the meeting or any adjournment thereof, if you so wish. Where the appointer is a corporation, this Form of Proxy must be duly executed by the corporation under the hand of an agent or offi cer duly appointed. To be entitled to attend and vote at the meeting (and for the purpose of the determination by the Company of the number of votes that can be cast), members must be entered on the Company’s register of members at 6.00 pm on 14 January 2008 (the “Specifi ed Time”). If the meeting is adjourned to a time not more than 48 hours after the Specifi ed Time applicable to the original meeting, the Specifi ed Time will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned meeting. If, however, the meeting is adjourned for a longer period of time then, to be so entitled, members must be entered on the Company’s register of members at 6.00 pm on the day which is two days before the date fi xed for the adjourned meeting or, if the Company gives notice of this adjourned meeting and an entitlement time is specifi ed in that notice, at the time specifi ed in that notice.

If this Form of Proxy is returned without an indication as to how the proxy shall vote, the proxy will exercise his discretion as to whether, and if so how, he votes.

All Named Holders: